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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 2000
                                                          -------------

                                    ILIFE.COM,INC.
                                    --------------
               (exact name of registrant as specified in chapter)



           Florida                  0-25681                    65-0423422
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(State or other jurisdiction      (Commission                 (IRS Employer
      of Incorporation)            File Number)             Identification No.)


   11811 U.S. Highway One
         Suite 101
 North Palm Beach, Florida                                   33408
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                                                           (zip code)


  Registrant's telephone number, including area code:    (561) 627-7330
                                                         --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.

     On July 14, 2000, ilife.com, Inc., a Florida corporation ("the Company") sold its wholly-owned online insurance subsidiary, Professional Direct Agency, Inc. ("Pivot"). Pivot was sold pursuant to a Stock Purchase Agreement, dated as of July 14, 2000, by and between the Company and Signet Insurance Services, Inc., a Virginia corporation ("Signet") and wholly-owned subsidiary of First Union Corporation (the "Agreement"). Pursuant to the Agreement, Signet acquired a 100% interest in Pivot for $4,350,000 in cash.

     The total consideration paid by Signet was determined through arms length negotiations between representatives of the Company and Signet. Neither the Company nor any of its affiliates had, nor to the knowledge of the Company, did any director or officer or any associate of any such director or officer of the Company, have any material relationship with Signet or First Union Corporation prior to this transaction.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           ilife.com, Inc.


                           /s/ Robert J. DeFranco
                           ----------------------
Date:  July 26, 2000       Robert J. DeFranco

                           Vice President - Finance and Chief Accounting Officer


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